Exhibit 10.31(E)
FOURTH AMENDMENT TO LEASE AGREEMENT
THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made as of November 29 , 2017, by and between ARE-SEATTLE NO. 16, LLC, a Delaware limited liability company (“Landlord”), and JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of April 6, 2015, as amended by that certain First Amendment to Lease Agreement dated as of May 21, 2015 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of September 30, 2015 (the “Second Amendment”), and as further amended by that certain Third Amendment to Lease Agreement dated as of November 17, 2016 (the “Third Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant shall lease certain premises containing approximately 241,276 rentable square feet of the Building consisting of (i) the 4th floor containing approximately 33,799 square feet, (ii) the 5th floor containing approximately 26,024 square feet, (iii) the 6th floor containing approximately 26,659 square feet, (iv) the 7th floor containing approximately 26,645 square feet, (v) the 8th floor containing approximately 26,630 square feet, (vi) the 9th floor containing approximately 26,215 square feet, (vii) the 10th floor containing approximately 26,200 square feet, (viii) the 11th floor containing approximately 26,047 square feet, and (ix) the 12th floor containing approximately 23,057 square feet (collectively, the “Premises”) in that certain building located at 400 Dexter Avenue North, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    Landlord and Tenant desire as more particularly set forth below in this Fourth Amendment to amend the Lease to, among other things, document that (i) the Fixed Expansion Premises and ROFO Space shall not include the Management Office (as defined below) and (ii) Tenant has 24 months (rather than 12 months) after the Commencement Date to elect to exercise its right under Section 39(a) of the Lease to lease all of available space on the 2nd floor of the Building and as such the Second Expansion Right is no longer necessary and is being deleted.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Management Office. Tenant acknowledge and agrees that (i) any Landlord Management Office Parties (as defined below) may lease and/or occupy Suite 200 containing approximately 5,784 rentable square feet on the 2nd floor of the Building in the general location shown on Exhibit A attached hereto (the “Management Office”), (ii) the Fixed Expansion Premises shall not include the Management Office, (iii) ROFO Space shall not include the Management Office, and (iv) the ROFR Space shall not include the Management Office. Notwithstanding the foregoing, at the point in time when Landlord elects to lease the Management Office to a party unrelated to Landlord and/or its affiliates (and/or any of their respective affiliates, successors and/or assigns) (collectively, “Landlord Management Office Parties”), Landlord shall provide Tenant with advance written notice of Landlord’s election to lease the Management Office space, and Tenant shall have an exclusive period of thirty (30) days in which to elect to lease the Management Office space upon Landlord’s and/or the Landlord Management Office Parties’ vacating said premises. If Tenant elects to lease the Management Office space by delivery of timely notice to Landlord, said space shall be incorporated into Tenant’s Lease as part of the Premises; however, no allowances or initial free rent periods shall be applicable to the Management Office space, and the Management Office space Base Rent shall be equal, on a per square foot basis, to the highest per square foot rental rate (and shall be subject to the continuing annual Rent Adjustment Percentage increases) paid by Tenant for any portion of its Premises within the Building.

Landlord shall not use the 2nd floor conference facilities or adjoining atrium for public or promotional events (except for Management Office personnel meetings) without the prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. The parties agree that Tenant’s use of such facilities is primary to the use by other tenants and occupants of the Building during Business Hours. As used in this Fourth Amendment, “Business Hours” shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday (excluding public holidays). For the avoidance of doubt, Business Hours do not include evenings after 6:00 p.m. Monday through Friday and/or weekends.

2.	Right to Expand. Section 4 of the Third Amendment is hereby deleted in its entirety and replaced with the following:
“The first paragraph of Section 39 of the Lease along with Section 39(a), (b) and (c) of the Lease are all hereby deleted in their entirety and replaced with the following:
“39. Rights to Expand. Subject to the provisions of this Section 39, Tenant shall have certain rights to expand the Premises to include the Fixed Expansion Premises. The portion of the 2nd floor (excluding the Management Office) known as Suite 250 containing approximately 4,540 rentable square feet (“Suite 250 Premises”) and the entire rentable square footage available for lease on the 3rd floor containing approximately 20,978 rentable square feet (“3rd Floor Premises”) are collectively referred to herein as the “Fixed Expansion Premises”, and the Suite 250 Premises and the 3rd Floor Premises are individually referred to herein as an “Expansion Floor” and collectively as the “Expansion Floors”. Tenant is not required to expand the Premises pursuant to Section 39(a) in any particular order (i.e., Tenant can take either the Suite 250 Premises or the 3rd Floor Premises first and then take the other or Tenant may take both premises constituting the Fixed Expansion Premises at the same time).
(a)    Initial Fixed Expansion Option. Subject to the terms of this Section 39, Tenant shall have the right (the “Initial Expansion Right”), but not the obligation to expand the Premises for Tenant’s own use (which shall mean that Tenant or the resulting Tenant entity following a Permitted Assignment shall be the initial occupant) to include one or both of the Expansion Floors. For the avoidance of any doubt, in no event may Tenant elect to exercise its Initial Expansion Right for less than all of the rentable square feet available for lease by Tenant in the Suite 250 Premises and, if applicable, less than the entire 3rd Floor Premises. If Tenant elects to exercise its Initial Expansion Right with respect to all of the space available for lease by Tenant in the Suite 250 Premises, the 3rd Floor Premises, or both, Tenant shall deliver written notice (each, an “Initial Expansion Election Notice”) to Landlord on or before the date that is 24 months after the Commencement Date (“Initial Option Expiration Date”) identifying whether Tenant is electing to lease all of the Suite 250 Premises, the 3rd Floor Premises or both (as applicable, the “Identified Initial Expansion Premises”). Up until the Initial Option Expiration Date, Tenant may, subject to the provisions of Section 39, elect to lease all of the available space in the Suite 250 Premises and/or the 3rd Floor Premises, at one time, or pursuant to two separate Initial Expansion Election Notice elections. Upon the expiration of such 24 month period, the Initial Expansion Right shall expire and Tenant shall have no further options to lease the Fixed Expansion Premises pursuant to the provisions of Section 39(a). If Tenant timely delivers an Initial Expansion Election Notice to Landlord, Tenant shall lease the applicable Identified Initial Expansion Premises on the same terms and conditions pursuant to which Tenant is leasing the Initial Premises, except as otherwise provided in this Section 39(a). Notwithstanding anything to the contrary contained in this paragraph, Tenant shall have the right, subject to the terms of the Lease, to sublease the Suite 250 Premises from and after the Initial Option Premises Commencement Date without first occupying it.
If Tenant timely exercises its Initial Expansion Right with respect to one or both Expansion Floors of the Fixed Expansion Premises, Landlord shall Deliver the applicable Identified Initial Expansion Premises to Tenant no later than 10 days after Landlord’s receipt of Tenant’s Initial Expansion Election Notice, with the Building Shell for the applicable Identified Initial Expansion Premises in Tenant Improvement Work Readiness Condition so that Tenant may commence construction of tenant improvements in the applicable Identified Initial Expansion Premises. The “Initial Option Premises Commencement Date” shall be the date that is the earlier of (x) the date that is 6 months after Landlord Delivers the applicable Identified Initial Expansion Premises to Tenant in Tenant Improvement Work Readiness Condition, and (y) the Substantial Completion of the tenant improvements in the applicable Identified Initial Expansion Premises. On the Initial Option Premises Commencement Date, the Premises shall be expanded to include the applicable Identified Initial Expansion Premises and Tenant shall commence paying Base Rent with respect to the applicable Identified Initial Expansion Premises on a per rentable square foot basis at a rate equal to (A) $54.00 per rentable square foot for the approximately 4,540 rentable square feet in the Suite 250 Premises, and (B) with respect to the 3rd floor if the applicable Identified Initial Expansion Premises includes the 3rd Floor Premises, the then-current Base Rent per rentable square foot being paid with respect to the 4th floor and the 5th floor of the Initial Premises, as adjusted pursuant to Section 4. If the Initial Premises Base Rent has not commenced on the Initial Option Premises Commencement Date, then Base Rent for the applicable Identified Initial Expansion Premises shall abate until the date that Base Rent is payable with regard to the Initial Premises. If the Initial Option Premises Commencement Date occurs after Base Rent has commenced for the Initial Premises, then Tenant shall not be entitled to any Rent abatement for the applicable Identified Initial Expansion Premises. Furthermore, in the event that Tenant exercises the Initial Expansion Right: (i) the Base Rent payable with respect to the applicable Identified Initial Expansion Premises shall be adjusted on each Adjustment Date by the Rent Adjustment Percentage, (ii) commencing on the Initial Option Premises Commencement Date, the definition of “Tenant’s Share of Operating Expenses” shall be proportionately increased to include the applicable Identified Initial Expansion Space and Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the applicable Identified Initial Expansion Premises, (iii) with respect to each parking space allocated to Tenant pursuant to Section 10 of the Lease in connection with the applicable Identified Initial Expansion Premises, commencing on the Initial Option Premises Commencement Date, Tenant shall pay Parking Charges equal to the then-current market rate for parking spaces in similar parking garages serving Class A laboratory/office buildings in the South Lake Union area of Seattle, as reasonably determined by Landlord, which Parking Charges shall be subject to increases pursuant to Section 10 of the Lease, and (iv) Tenant shall be entitled to a tenant improvement allowance for tenant improvements in the applicable Identified Initial Expansion Premises in the amount of $145.00 per rentable square foot of the applicable Identified Initial Expansion Premises and the tenant improvements shall be designed and constructed (and the funds for the same disbursed) on substantially similar terms as the Work Letter. Finally, if both the Initial Option Premises Commencement Date shall occur and the applicable Identified Initial Expansion Premises includes the 3rd Floor Premises, then Landlord shall make the Elevator Lobby Allowance and Restroom Allowance in the amount of $50,000 and $200,000, respectively, for the 3rd Floor Premises available to Tenant in consideration for Tenant’s performance of the work associated with said credit, and Exhibit B-1 of the Second Amendment shall be deemed amended accordingly. Tenant shall not be entitled to any Restroom/Lobby Allowance with respect to the 2nd floor; however, Landlord shall, at Landlord’s expense, complete the build-out of the 2nd floor restrooms, at a quality level consistent with the other restrooms in the Building, no later than December 31, 2017. The parties shall execute an amendment to this Lease documenting Tenant’s leasing of the applicable Identified Initial Expansion Premises on the terms set forth herein promptly after Tenant delivers to Landlord the Initial Expansion Election Notice.
(b)    References to the Second Expansion Right in the Lease are hereby deleted in their entirety and shall have no further force or effect.
(c)    References to Third Expansion Right in the Lease are hereby deleted in their entirety and shall have no further force or effect. “
The Fixed Expansion Premises are more particularly shown on Exhibit B attached hereto.

3.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.
Club Corp. Landlord has entered into a lease agreement with Clubcorp Collective I, LLC, a Nevada limited liability company (“Club Corp”), with respect to certain space on the 1st floor of the Building (“Club Corp Lease”). Under the Club Corp Lease, (i) Club Corp shall not disturb the occupants of the Project by the use of any radio or musical instrument or by the making of loud or improper noises, (ii) Club Corp shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from Club Corp’s premises from extending into Common Areas or other space in the Project, and (iii) Club Corp shall not cause or permit any noxious odors to emanate from Club Corp’s premises. In response to Tenant’s request, Landlord shall not permit Club Corp to use the fitness center or locker room on the 2nd floor of the Building, but nothing contained herein shall preclude Landlord, if it so elects, from retaining an affiliate of Club Corp to provide management services with respect to the fitness center, and Landlord shall restrict Club Corp from using the 2nd floor conference facilities and adjoining atrium during Business Hours without the prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

5.	Miscellaneous.
a.    This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions between the parties. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.    This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.    This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.
d.    Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.
TENANT:
JUNO THERAPEUTICS, INC.,
a Delaware corporation
By: /s/ Hans Bishop
Its: C.E.O.

LANDLORD:
ARE-SEATTLE NO. 16, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
         a Maryland corporation,
         general partner
By: /s/ Gary Dean
        Its Senior Vice President
RE Legal Affairs

LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA         )
) §
County of Los Angeles             )

On November 29 , 2017, before me, RACHEL EARLE , a Notary Public, personally appeared Gary Dean who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.                 [stamp]

/s/ Rachel Earle
Signature of Notary                        (Affix seal here)

TENANT’S ACKNOWLEDGMENT

STATE OF WA COUNTY OF King	ss.

On this 28 day of November , 2017, before me personally appeared Hans Bishop , to me known to be the CEO of Juno Therapeutics , a _________ _________, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Patricia Grossbard

(Signature of Notary)

Patricia Grossbard

(Legibly Print or Stamp Name of Notary)
Notary public in and for the State of Washington ,
residing at 400 Dexter Ave N, Seattle, WA 98109

My appointment expires 5/12/20

[seal]
Exhibit A
Management Office (Suite 200)

Exhibit B
Fixed Expansion Premises

723403343.4    1